Exhibit 99.1

Ekso Bionics Enters into a $10 million Term Loan Agreement with Bridge Bank

RICHMOND, CA – January 6, 2017 – Ekso Bionics Holdings, Inc. (NASDAQ: EKSO), a robotic exoskeleton company, today announced that it has entered into a term loan agreement with Bridge Bank. The agreement provides Ekso Bionics with up to $10 million of potential borrowing capacity. The initial term loan of $7 million funded on December 30, 2016. Prior to December 31, 2017, Ekso Bionics has the ability, at its discretion, to secure an additional $3 million term loan, provided certain conditions are met.

“We are thrilled to have the support and confidence of a leading technology and life science lender such as Bridge Bank,” stated Thomas Looby, chief executive officer of Ekso Bionics. “We are beginning to see solid traction in both our medical rehabilitation business - where last year’s FDA clearance is really starting to make a difference - and our industrial business – where pilot programs are now transitioning to a scalable business model. This financing with a partner like Bridge Bank provides capital on attractive terms that can support the continued growth of our exoskeleton technology, commercialization, and business fundamentals.”

“Bridge Bank is excited to be partnering with Ekso Bionics,” said Rob Lake, senior vice president and head of Bridge Bank's life sciences group. "I am impressed with the technology and the momentum at the company, and we are pleased to be a resource to support Ekso Bionics as it moves forward.”

About Ekso Bionics®
Ekso Bionics is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical, industrial and defense applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe, to providing research for the advancement of R&D projects intended to benefit U.S. defense capabilities. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

About Ekso™ GT
Ekso™ GT is the first exoskeleton cleared by the FDA for use with stroke and spinal cord injuries from L5 to C7. The Ekso GT with smart Variable Assist™ (marketed as SmartAssist outside the U.S.) software is the only exoskeleton available for rehabilitation institutions that can provide adaptive amounts of power to either side of the patient’s body, challenging the patient as they progress through their continuum of care. The suit’s patented technology provides the ability to mobilize patients earlier, more frequently and with a greater number of high intensity steps. To date, this device has helped patients take more than 55 million steps in over 120 rehabilitation institutions around the world.

About Bridge Bank

Bridge Bank is a division of Western Alliance Bank, Member FDIC, the go-to bank for business in its growing markets. Bridge Bank was founded in 2001 in Silicon Valley to offer a better way to bank for small-market and middle-market businesses across many industries, as well as emerging technology companies and the private equity community. Geared to serving both venture-backed and non-venture-backed companies, Bridge Bank offers a broad scope of financial solutions including growth capital, equipment and working capital credit facilities, sustainable energy project finance, venture debt, treasury management, asset-based lending, SBA and commercial real estate loans, ESOP finance and a full line of international products and services. Based in San Jose, Bridge Bank has eight offices in major markets across the country along with Western Alliance Bank’s robust national platform of specialized financial services. Western Alliance Bank is the primary subsidiary of Phoenix-based Western Alliance Bancorporation, one of the country’s top-performing banking companies. For more information, visit www.bridgebank.com.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Media Contact:

Carrie Yamond/Rajni Dhanjani

212-867-1788

cyamond@lazarpartners.com

Investor Contact:
Debbie Kaster
415-937-5403
investors@eksobionics.com